EXHIBIT 10.13

RETAINED OBLIGATION AGREEMENT

Dated as of                             , 2008

between

CLEARWATER PAPER CORPORATION

and

POTLATCH CORPORATION

i

ii

RETAINED OBLIGATION AGREEMENT

THIS RETAINED OBLIGATION AGREEMENT (this “Agreement”) is entered into as of                             , by and between CLEARWATER PAPER CORPORATION, a Delaware corporation formerly known as Potlatch Forest Products Corporation (“Clearwater”), and POTLATCH CORPORATION, a Delaware corporation (“Potlatch”), and shall be effective as of the Effective Time (as defined in Section 6.09).

RECITALS

WHEREAS, on December 4, 1989 the predecessor of Potlatch Forest Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Potlatch (“PFHI”), issued $100,000,000 9-1/8% Credit Sensitive Debentures due 2009 (the “Debentures”) pursuant to an Indenture dated as of April 1, 1986 (as supplemented by the First Supplemental Indenture dated as of February 3, 2006, the “Indenture”) between PFHI and U.S. Bank National Association as successor trustee under the Indenture (“Indenture Trustee”); and

WHEREAS, on October 10, 2005, Potlatch incorporated Clearwater as a wholly-owned subsidiary in connection with a series of transactions the result of which was, on January 1, 2006, to convert Potlatch into a Real Estate Investment Trust (as defined in Sections 856-860 of the Internal Revenue Code of 1986, as amended) and to transfer to Clearwater all of its manufacturing facilities that produce bleached pulp products, including paperboard and tissue products, and wood products, Potlatch’s harvest and log sales and real estate sales and development businesses; and

WHEREAS, in connection with the aforementioned conversion of Potlatch into a Real Estate Investment Trust and transfer to Clearwater of the aforementioned assets, Section 3.1(a) of the Contribution and Assumption Agreement, dated December 30, 2005 (the “Contribution Agreement”), between Potlatch and Clearwater, provided, “In consideration of the contribution by Potlatch to . . . [Clearwater] as set forth in Section 2.1, . . . [Clearwater] agrees with Potlatch to assume and duly and punctually to make all payments of principal (and premium, if any) and interest on the Potlatch Indebtedness in accordance with the terms thereof, and each of Potlatch and . . . [Clearwater] expects that . . . [Clearwater] shall make the entirety of each such payment (it being understood that the provisions of this Section 3.1 are not intended to, and do not, affect the contractual relationship between Potlatch and the holders of the Potlatch Indebtedness)”; and

WHEREAS, the “Potlatch Indebtedness” assumed by Clearwater as described in the preceding recital included PFHI’s obligations under the Debentures; and

WHEREAS, following the execution and delivery of this Agreement, Potlatch will distribute to its stockholders all outstanding shares of common stock of Clearwater; and

WHEREAS, while Potlatch and Clearwater expect Clearwater to be able to satisfy its obligations under the Contribution Agreement with respect to the Debentures as interest and principal payments on the Debentures become due and payable, the parties desire by this Agreement to memorialize their understanding of their rights and obligations in the unlikely event that events in the credit markets may preclude Clearwater from obtaining funds to refinance the Debentures on commercial terms; and

WHEREAS, the parties desire to confirm their respective rights and obligations with respect to Section 3.1(a) of the Contribution Agreement with respect to the Debentures (capitalized terms used herein have the respective meanings given them in Section 6.09) and to enter into other agreements as set forth herein:

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

RETAINED OBLIGATION

Section 1.01. Retained Obligation.

(a) Clearwater hereby (i) confirms and restates, solely with respect to the Debentures, its obligation in Section 3.1(a) of the Contribution Agreement, which provides, “In consideration of the contribution by Potlatch to . . . [Clearwater] as set forth in Section 2.1, . . . [Clearwater] agrees with Potlatch to assume and duly and punctually to make all payments of principal (and premium, if any) and interest on the Potlatch Indebtedness in accordance with the terms thereof, and each of Potlatch and . . . [Clearwater] expects that . . . [Clearwater] shall make the entirety of each such payment (it being understood that the provisions of this Section 3.1 are not intended to, and do not, affect the contractual relationship between Potlatch and the holders of the Potlatch Indebtedness)” and (ii) acknowledges that the Debentures are included in the “Potlatch Indebtedness” referred to in such Section 3.1(a). For the avoidance of doubt, Clearwater’s obligations under this Agreement shall not include any obligations or liabilities that constituted “Potlatch Indebtedness” under the Contribution Agreement other than those of PFHI under the Debentures, but shall include the obligation to make accelerated payments of amounts due with respect to the Debentures to the extent such accelerated payments are required for any reason under the Indenture.

(b) Clearwater’s obligation under Section 1.01(a) to pay interest under the Debentures shall include any additional interest that may become due and payable thereunder after the date of this Agreement as a result of any change in the debt rating, after the date of this Agreement, on the Debentures by S&P or Moody’s as provided in the Debentures.

Section 1.02. No Amendments to Debentures. Without Clearwater’s prior written consent, Potlatch shall not, and shall cause PFHI not to, amend or agree to amend any term or condition of the Debentures.

Section 1.03. Clearwater to Seek Refinancing. Clearwater shall use commercially reasonable efforts to issue, as soon as reasonably practical, debt or equity securities or borrow money from one or more financial institutions or other lenders, in each case, on terms and conditions reasonably acceptable to Clearwater, in an aggregate amount sufficient to satisfy and discharge the Indenture with respect to the Debentures as described in Section 1.04. Notwithstanding the foregoing, Clearwater shall not be required to borrow moneys under the Loan and Security Agreement dated [            ], 2008 (as the same may be amended, amended and restated or replaced from time to time, the “Revolving Loan Agreement”) among Clearwater, the financial institutions party thereto as lenders, and Bank of America, N.A., as agent, to satisfy the obligation set forth in the preceding sentence. Clearwater shall, from time to time, upon request by Potlatch, advise Potlatch of its efforts to issue the securities or to borrow the moneys described in this Section 1.03.

Section 1.04. Satisfaction and Discharge of Debentures.

(a) Concurrently with its receipt of Net Cash Proceeds from any Equity Issuance, Debt Incurrence or Disposition on or before December 1, 2009, where the amount of such Net Cash Proceeds is sufficient to satisfy and discharge the Indenture with respect to the Debentures pursuant to Section 401(1)(B)(iii) of the Indenture, Clearwater shall deposit in trust with the Indenture Trustee the money or U.S. Government Obligations (or a combination thereof) necessary to so satisfy and discharge the Indenture with respect to the Debentures (the sufficiency of such deposit amount to be confirmed by a nationally recognized firm of independent certified public accountants designated by Potlatch), provided, however, that Clearwater may reduce in whole or in part the amount required to be so deposited by concurrently delivering to the Indenture Trustee on behalf of PFHI for cancellation pursuant to Sections 309 and 401(1)(A) of the Indenture, Debentures acquired by Clearwater.

(b) At any time before December 1, 2009 Clearwater may deposit in trust with the Indenture Trustee money or U.S. Government Obligations (or a combination thereof) necessary to so satisfy and discharge the Indenture with respect to the Debentures (the sufficiency of such deposit amount to be confirmed by a nationally recognized firm of independent certified public accountants designated by Potlatch), provided, however, that Clearwater may reduce in whole or in part such amount by concurrently delivering to the Indenture Trustee on behalf of PFHI for cancellation pursuant to Sections 309 and 401(1)(A) of the Indenture, Debentures acquired by Clearwater.

Section 1.05. Satisfaction of Indenture Obligations. In connection with the actions taken by Clearwater pursuant to Section 1.01(a) or 1.04 or otherwise to satisfy and discharge the Indenture with respect to the Debentures, Clearwater shall, at its cost and expense, cooperate with PFHI in connection with PFHI’s preparation, execution and delivery of the “Company Request”, the “Officers’ Certificate” and the “Opinion of Counsel” (each, as defined in the Indenture) which are required to be delivered by PFHI to the Indenture Trustee pursuant to Section 401 of the Indenture in order to satisfy and discharge the Indenture with respect to the Debentures.

Section 1.06. Escrow Account.

(a) If Clearwater shall arrange for any Equity Issuance, Debt Incurrence or Disposition before December 1, 2009 and such Net Cash Proceeds are expected or should reasonably be expected to be insufficient to satisfy and discharge the Indenture with respect to the Debentures as contemplated by Section 1.04, then:

(i) Clearwater shall notify Potlatch no less than 10 Business Days before the consummation of such Equity Issuance, Debt Incurrence or Disposition that Clearwater expects to complete such transaction but does not expect that the Net Cash Proceeds therefrom will be sufficient to satisfy and discharge the Indenture as contemplated in Section 1.04; and

(ii) As soon as reasonably practicable, but in no event later than two Business Days before the date on which such Equity Issuance, Debt Incurrence or Disposition shall be consummated, Clearwater shall enter into an escrow agreement (the “Escrow Agreement”) with a bank (the “Escrow Agent”) designated by Potlatch and reasonably acceptable to Clearwater, that shall provide that (A) Clearwater and Potlatch shall appoint such bank as their escrow agent for purposes of such escrow agreement, (B) Clearwater shall establish an escrow account (the “Escrow Account”) with such bank solely for the purpose of holding the Net Cash Proceeds from such Equity Issuance, Debt Incurrence or Disposition as provided in the escrow agreement, (C) Potlatch shall have a first priority security interest in the Escrow Account and the funds therein (and in connection therewith, the Escrow Agent shall agree in the Escrow Agreement that Potlatch shall have “control” over the Escrow Account for purposes of perfecting such security interest), (D) the Escrow Agent will enter into a control agreement that will perfect Potlatch’s security interest in the Escrow Account and the funds therein, in form and substance reasonably satisfactory to Potlatch, (E) Clearwater will deposit the entire Net Cash Proceeds of such Equity Issuance, Debt Incurrence or Disposition into the Escrow Account, (F) the Escrow Agent will invest the funds deposited in the escrow account as directed by Clearwater, subject to investment guidelines previously agreed with Potlatch, (G) all Net Cash Proceeds and the earnings thereon will be disbursed to the Indenture Trustee on December 1, 2009 towards satisfaction and discharge of the Indenture with respect to the Debentures pursuant to Section 401(1)(B)(i) of the Indenture, (H) Clearwater shall pay all fees, expenses and other charges of the Escrow Agent, (I) all funds and earnings on the funds in the Escrow Account shall be the property of Clearwater, subject to the security interest in favor of Potlatch, and (J) Clearwater shall indemnify the Escrow Agent for all matters for which indemnification is agreed under such Escrow Agreement.

(b) Concurrently with its receipt of Net Cash Proceeds from any Equity Issuance, Debt Incurrence or Disposition before December 1, 2009 as described in Section 1.06(a), Clearwater shall:

(i) deposit the same in the Escrow Account; and

(ii) notify Potlatch that such deposit has been made and the amount thereof.

(c) If the Escrow Account is established pursuant to this Section 1.06, Clearwater shall timely deliver to the Escrow Agent all necessary wire transfer instructions and account information the Escrow Agent shall require for it to ensure that the Indenture Trustee will receive and accept the funds transferred from the Escrow Account to the Indenture Trustee on December 1, 2009.

ARTICLE II

REPAYMENT OBLIGATION

Section 2.01. Notice of Inability to Pay Retained Obligation.

(a) Upon request from Potlatch, Clearwater shall advise Potlatch from time to time whether it has or reasonably expects to have the ability to pay the interest payment due on the Debentures on June 1, 2009. In any event, if Clearwater anticipates or should reasonably anticipate that it will be unable to make such interest payment, it will notify Potlatch no later than six Business Days before that date that it will be unable to make such payment.

(b) Upon request from Potlatch, Clearwater shall advise Potlatch from time to time whether it has or reasonably expects to have the ability to pay the principal and interest payment due on the Debentures on December 1, 2009. In any event, if Clearwater anticipates or should reasonably anticipate that it will be unable to make such principal and interest payment, it will notify Potlatch no later than six Business Days before that date that it will be unable to make such payment.

Section 2.02. Loans to Clearwater.

(a) In the event the maturity of the Debentures shall be accelerated for any reason (an “Acceleration Event”) and Clearwater does not pay in full all outstanding principal and interest due and payable under the Debentures, and Potlatch or any subsidiary of Potlatch (a “Lender”) pays any outstanding principal and interest thereon, Clearwater shall be deemed to have received a loan from Lender in such amount; and Clearwater shall repay such loan, and otherwise reimburse Lender in full for such amount, together with all accrued interest thereon, no later than December 1, 2011.

(b) If Clearwater does not pay any interest on the Debentures when the same shall be due and payable on June 1, 2009, and Lender pays such interest, Clearwater shall be deemed to have received a loan from Lender in such amount; and Clearwater shall repay such loan, and otherwise reimburse Lender in full for such amount, together with all accrued interest thereon, no later than December 1, 2011.

(c) If Clearwater does not pay any principal or interest under the Debentures when the same shall be due and payable on December 1, 2009, and

Lender pays such principal or interest, Clearwater shall be deemed to have received a loan from Lender in such amount; and Clearwater shall repay such loan and otherwise shall reimburse Lender in full for all such amount, together with all accrued interest thereon, no later than December 1, 2011.

(d) Interest shall accrue on the obligation:

(i) under Section 2.02(a), at a rate per annum equal to: (A) the rate of interest applicable to the Debentures immediately prior to the Acceleration Event from the date on which the loan is deemed to be made thereunder until December 1, 2009; (B) the rate of interest applicable to the Debentures immediately prior to the Acceleration Event plus one percent (1%) from December 1, 2009 until December 1, 2010; and (C) the rate of interest applicable to the Debentures immediately prior to the Acceleration Event plus two percent (2%) from December 1, 2010 until the obligations to the Lender under this Section 2.02 shall have been paid in full;

(ii) under Section 2.02(b) from June 1, 2009 until December 1, 2009 at a rate per annum equal to the rate of interest applicable to the Debentures on June 1, 2009, plus one percent (1%);

(iii) under Section 2.02(c) at a rate per annum equal to (A) the rate of interest applicable to the Debentures immediately prior to their maturity plus one percent (1%) from December 1, 2009 until December 1, 2010 and (B) the rate of interest applicable to the Debentures immediately prior to their maturity plus two percent (2%) from December 1, 2010 until the obligations to the Lender under this Section 2.02 shall have been paid in full.

(e) Interest shall be calculated on the basis of 360 days in a year and the number of days actually lapsed. Clearwater shall pay all accrued interest on the obligations in this Section 2.02 on each June 1 and December 1 and on any day on which it prepays, in part or whole, such obligations.

Section 2.03. Notes.

(a) If Clearwater receives a loan pursuant to Section 2.02(a), Clearwater shall, on the date of such loan, execute and deliver to Lender a promissory note, substantially in the form of Exhibit A hereto (“Note”). Prior to Clearwater’s execution and delivery thereof, Lender shall complete such Note by inserting the date, the principal amount thereof and the rate of interest determined pursuant to Section 2.02(d).

(b) If Clearwater receives a loan pursuant to Section 2.02(b), Clearwater shall, on or before June 1, 2009, execute and deliver to Lender a Note. Prior to Clearwater’s execution and delivery thereof, Lender shall complete such Note by inserting the date, the principal amount thereof and the rate of interest determined pursuant to Section 2.02(d).

(c) If Clearwater receives a loan pursuant to Section 2.02(c), Clearwater shall, on or before December 1, 2009, execute and deliver to Lender a Note, and, if a loan was received pursuant to Section 2.02(b), the outstanding principal amount of that loan and any accrued and unpaid interest thereon. Prior to Clearwater’s execution and delivery thereof, Lender shall complete such Note by inserting the date, the principal amount thereof and the rate of interest determined pursuant to Section 2.02(d).

(d) If Lender has received a Note for the loan made pursuant to Section 2.02(b) and another Note pursuant to Section 2.02(c), Lender shall cancel the Note for the loan made pursuant to Section 2.02(b) and deliver the same to Clearwater (after adding the principal amount of and accrued interest on that Note to the Note delivered pursuant to Section 2.02(c)).

Section 2.04. Clearwater to Seek to Refinance the Note. If Clearwater shall become obligated to Lender under Section 2.02(a) or (c), Clearwater shall use commercially reasonable efforts to issue, as soon as reasonably practical, debt or equity securities or borrow money from one or more financial institutions or other lenders, in each case, on terms and conditions reasonably acceptable to Clearwater, in an aggregate amount sufficient to prepay the Note and all interest accrued thereon. Clearwater shall, from time to time, upon request by Potlatch, advise Potlatch of its efforts to issue the securities or to borrow the moneys described in this Section 2.04. Notwithstanding the foregoing, Clearwater shall not be required to borrow moneys under the Revolving Loan Agreement.

Section 2.05. Prepayment.

(a) Concurrently with its receipt of Net Cash Proceeds from any Equity Issuance, Debt Incurrence or Disposition after December 1, 2009, whether or not such Net Cash Proceeds are sufficient to prepay in full such obligation, Clearwater shall prepay, in whole or part, the outstanding principal amount of, and accrued interest on, the obligations in Section 2.02, to the extent of such Net Cash Proceeds.

(b) Any prepayment made pursuant to Section 2.05(a) shall be applied first to the payment of interest and then to principal.

(c) Clearwater shall notify Potlatch at least 10 Business Days in advance of any prepayment it will make pursuant to Section 2.05(a).

Section 2.06. Payments on Banking Days. If any payment of principal or interest shall be due and payable on a Note, in the absence of this Section, on any day that is not a Business Day, such payment shall be due and payable on the next Business Day.

Section 2.07. Collateral. As security for all obligations of Clearwater under the Note and the other obligations under this Agreement after such Note has been or was required to have been issued, concurrently with its execution and delivery of this Agreement, Clearwater shall execute and deliver a mortgage, in form and substance reasonably satisfactory to Lender (the “Mortgage”), pursuant to which it mortgages and grants a first priority lien and security interest in all of its fee title and leasehold real property interests, fixtures, equipment and goods, other than inventory and accounts receivable, in its facility located at Cypress Bend, Arkansas, subject to exceptions acceptable to Lender, and books and records which contain information about, and the proceeds of, the foregoing collateral. Lender may record the Mortgage and file such other documents and instruments to perfect its security interest in the collateral described in the Mortgage as Lender shall deem appropriate, but in any event on or after the date a Note is required to have been issued by Clearwater pursuant to Section 2.03; provided, however, that Lender shall not record and perfect the Mortgage with respect to a Note issued pursuant to Section 2.03(a) at any time before December 1, 2009 unless Clearwater caused the Acceleration Event resulting in the issuance of such Note.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Clearwater represents and warrants to Potlatch that:

Section 3.01. Organization and Good Standing. Clearwater (a) is duly incorporated, validly existing and is in good standing under the laws of the State of Delaware, (b) has the corporate or other necessary power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not reasonably be expected to have a material adverse effect on it or its business.

Section 3.02. Power; Authorization; Enforceable Obligations. Clearwater has the corporate power and authority, and the legal right, to make, deliver and perform the Transaction Documents, and has taken all necessary corporate or other necessary action to authorize the transactions on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of the Transaction Documents. Other than any consents that may be required under the Transaction Documents or under Potlatch’s revolving credit facility or under the Revolving Loan Agreement, no consent or authorization of, filing with, notice to or other similar act by or in respect of, any governmental authority or any other Person is required to be obtained or made by or on behalf of Clearwater in connection with the transactions hereunder or with the execution, delivery, performance, validity or enforceability of the Transaction Documents. This Agreement has been, and each other Transaction Document will be, duly executed and delivered on behalf of Clearwater. This Agreement constitutes, and each other Transaction Document when executed and delivered will constitute, a legal, valid and binding obligation of Clearwater enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

Section 3.03. No Conflicts. Neither the execution and delivery of the Transaction Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by Clearwater will (a) violate or conflict with any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents of Clearwater, (b) violate, contravene or materially conflict with any law or any other law, regulation, order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any material indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound or (d) result in or require the creation of any Lien upon or with respect to its properties, except pursuant to this Agreement.

ARTICLE IV

COVENANTS

Section 4.01. Effectiveness of Covenants. The covenants in Sections 4.05 and 4.06(b) shall be effective upon the execution and delivery of this Agreement and shall continue in full force and effect until all obligations under Sections 1.01 and 2.02 have been satisfied and discharged, paid in full in accordance with their terms, or otherwise terminated. The other covenants in this Article IV shall be effective upon Clearwater’s becoming obligated to issue a Note pursuant to Section 2.03 and shall continue until all obligations under Section 2.02 and the Note have been satisfied and discharged or paid in full in accordance with their terms, or otherwise terminated.

Section 4.02. Payment of Principal and Interest. Clearwater covenants and agrees for the benefit of Lender that it will duly and punctually pay the principal of and interest on the obligations in Sections 2.02, 2.03 and 2.05.

Section 4.03. Maintenance of Office or Agency.

(a) Clearwater will maintain an office or agency where the Note may be presented or surrendered for payment, and where notices and demands to or upon Clearwater in respect of the Note and this Agreement may be served. Clearwater will give prompt written notice to Lender of the location, and any change in the location, of such office or agency. If at any time Clearwater shall fail to maintain any such required office or agency or shall fail to furnish Lender with the address thereof, such presentations, surrenders, notices and demands may be made or served at the offices of Lender, and Clearwater hereby appoints Lender as its agent to receive all such presentations, surrenders, notices and demands.

(b) Clearwater may also from time to time designate one or more other offices or agencies. where the Note may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve Clearwater of its obligation to maintain an office or agency for such purposes. Clearwater will give prompt written notice to Lender of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.04. Corporate Existence. Subject to Section 4.08, Clearwater will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that Clearwater shall not be required to preserve any such. right or franchise if its board of directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of Clearwater and that the loss thereof is not disadvantageous in any material respect to Lender.

Section 4.05. Limitations on Liens and Encumbrances. So long as there is outstanding any obligation under Section 1.01(a) or 2.02 or the Note, Clearwater will not itself, nor will it permit any Subsidiary to, create, assume or incur any Lien on any of its assets, tangible or intangible, except for “Permitted Liens” (as defined in the Revolving Loan Agreement).

Section 4.06. Limitations on Sales and Sale and Leaseback Transactions.

(a) Clearwater will not, and will not permit any Subsidiary to, directly or indirectly, sell or transfer (other than to Clearwater or a Subsidiary) any assets the aggregate value of which exceeds $10,000,000 (other than such an asset sold or transferred to an industrial development corporation or governmental instrumentality in connection with a revenue or pollution control financing) now owned or hereafter acquired with the intention that Clearwater or any Subsidiary shall take back a lease thereof (other than a lease for a term of not more than three years or any lease entered into solely for tax purposes) unless (a) the proceeds of such sale shall at least be equal to the fair value (as determined in good faith by Clearwater) of such assets, and, subject to Section 2.05, (b) an amount equal to the cash portion of the net proceeds of such sale shall be applied within 180 days either before or after the effective date of any such transaction (i) to the retirement of the Note or (ii) to the purchase of property, facilities or equipment (other than the property, facilities or equipment involved in such sale) having a value at least equal to the cash portion of the net proceeds of such sale. Notwithstanding the foregoing, the Net Cash Proceeds of any Disposition shall be applied as set forth in Section 2.05.

(b) Clearwater will not, and will not permit any Subsidiary to, directly or indirectly, sell or transfer (other than to Clearwater or a Subsidiary) any assets described in Section 2.07 as the potential collateral or collateral for Clearwater’s obligations under the Note, the aggregate value of which exceeds $10,000,000, without the prior written consent of Potlatch.

Section 4.07. Statement by Officers as to Default. Clearwater will deliver to Lender, within 120 days after each December 31 following the date hereof, a written statement signed by the Chairman of its board of directors, a Vice Chairman, the President or a Vice President and by the Chief Financial Officer, Treasurer, an Assistant Treasurer, the Controller or an Assistant Controller of Clearwater stating, as to each signer thereof, that

(a) a review of the activities of Clearwater during such year and of performance under this Agreement has been made under his or her supervision, and

(b) to the best of his or her knowledge, based on such review, Clearwater has fulfilled all its obligations under this Agreement through-out such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to him or her and the nature and status thereof.

Section 4.08. Consolidation, Merger, Conveyance or Transfer.

(a) Clearwater shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

(i) the Person formed by such consolidation or into which Clearwater is merged or the Person which acquires by conveyance or transfer the properties and assets of Clearwater substantially as an entirety shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an agreement in form and substance satisfactory to Lender, executed and delivered to Lender, the due and punctual payment of the principal of and interest on the Note and the performance of every covenant of this Agreement on the part of Clearwater to be performed or observed;

(ii) immediately after giving effect to such transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(iii) Clearwater has delivered to Lender an officers’ certificate and an opinion of counsel, each in form and substance satisfactory to Lender stating that such consolidation, merger, conveyance or transfer and such assumption agreement comply with this Section 4.08 and that all conditions precedent herein provided for relating to such transaction have been met.

(b) Upon any consolidation or merger or any conveyance or transfer of the properties and assets of Clearwater substantially as an entirety in accordance with Section 4.08(a), the successor Person formed by such consolidation or into which Clearwater is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, Clearwater under this Agreement with the same effect as if such successor Person had been named as Clearwater herein; provided, however, that no such conveyance or transfer shall have the effect of releasing the Person named as “Clearwater” in the first paragraph of this Agreement or any successor Person which shall theretofore have become such in the manner prescribed in this Section from its liability as obligor and maker on the Note.

(c) Clearwater shall not lease its properties and assets substantially as an entirety to any Person.

ARTICLE V

EVENTS OF DEFAULT; REMEDIES

Section 5.01. Events of Default.

“Event of Default”, wherever used herein with respect to the Transaction Documents, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall occur during the period while any obligation under Section 2.02 or a Note shall be outstanding:

(a) default in the payment of any interest upon a Note when it becomes due and payable, and continuance of such default for a period of 10 days;

(b) default in the payment of the principal of a Note when payment or prepayment is due and payable;

(c) default in the performance, or breach, of any covenant or warranty of Clearwater in this Agreement, and continuance of such default or breach for a period of 30 days after there has been given, pursuant to Section 6.02, to Clearwater by Lender a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(d) a default under any bond, debenture, note or other evidence of Indebtedness for money borrowed in excess of $10,000,000 by Clearwater or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed in excess of $10,000,000 by Clearwater (including this Agreement), whether such Indebtedness now exists or shall hereafter be created, which default (i) shall consist of a failure to pay such Indebtedness at final maturity and after the expiration of any applicable grace period or (ii) shall have resulted in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or such Indebtedness having been discharged;

(e) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of Clearwater in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging Clearwater a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Clearwater under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Clearwater or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(f) the commencement by Clearwater of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of Clearwater in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of Clearwater or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by Clearwater in furtherance of any such action.

Section 5.02. Remedies for Events of Default. Upon the occurrence of any Event of Default, Lender shall have all rights, powers and remedies available under each of the Transaction Documents, or accorded by law, including without limitation the right to resort to any or all security for any credit subject hereto and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Lender may be exercised at any time by Lender and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

Section 5.03. Remedies for Breach. Without limiting the generality of Section 5.02, Potlatch and Lender shall each have all rights and remedies available under applicable law for any breach of this Agreement or any Transaction Document even though such breach shall not constitute an Event of Default; provided, however, that notwithstanding anything to the contrary contained herein, in the event an Acceleration Event occurs other than as a result of Clearwater’s failure to pay interest under the Debentures when the same is due and payable thereunder and Lender does not make a loan to Clearwater pursuant to Section 2.02, Clearwater shall not be deemed to be in breach of its obligations under Section 1.01 unless and until Clearwater does not pay the interest on the Debentures when the same would have become due and payable on June 1, 2009 absent such Acceleration Event or Clearwater does not pay the interest or principal on the Debentures when the same would have become due and payable on December 1, 2009 absent such Acceleration Event. Clearwater and Potlatch agree that where money damages would be an inadequate remedy for a breach, and they agree that money damages would not be an adequate remedy for a breach of Section 4.05, Potlatch shall be entitled to specific performance.

Section 5.04. Default Rate. Clearwater shall pay Lender interest on any amount of principal or interest not paid when due under the Note issued pursuant to Section 2.03(b) at the rate at which interest shall then accrue thereunder plus two percent (2%) per annum.

ARTICLE VI

MISCELLANEOUS

Section 6.01. No Waiver. No delay, failure or discontinuance of Potlatch or Lender in exercising any right, power or remedy under any of the Transaction Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Potlatch or Lender of any breach of or default under any of the Transaction Documents must be in writing and shall be effective only to the extent set forth in such writing.

Section 6.02. Notices. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:

to Clearwater:	Clearwater Paper Corporation
Suite 1100 601 West Riverside Avenue Spokane, WA 99201 Attention: Linda K. Massman, Vice President Finance and Chief Financial Officer Facsimile no.: Email address: Linda.Massman@clearwater.com

With a copy to:

Clearwater Paper Corporation Suite [ ] 601 West Riverside Avenue Spokane, WA 99201 Attention: Michael Gadd, Vice President and General Counsel Facsimile no.: Email address: Michael.Gadd@clearwater.com

With a copy to:

Pillsbury Winthrop Shaw Pittman LLP 50 Fremont Street San Francisco, CA 94105-2228 Attention: Blair White, Esq. Facsimile no.: (415) 983-1200 Email address: blair.white@pillsburylaw.com

to Potlatch:	Potlatch Corporation
Suite 1600 601 West First Avenue Spokane, WA 99201 Attention: Eric J. Cremers, Vice President Finance and Chief Financial Officer Facsimile no.: Email address: Eric.Cremers@potlatchcorp.com

With a copy to:

Potlatch Corporation

Suite 1600

601 West First Avenue

Spokane, WA 99201

Attention: Pamela Mull, Vice President and General Counsel Facsimile no.: 509-835-1561

Email address: Pamela.Mull@potlatchcorp.com

With a copy to:

Pillsbury Winthrop Shaw Pittman LLP 50 Fremont Street San Francisco, CA 94105-2228 Attention: Blair White, Esq. Facsimile no.: (415) 983-1200 Email address: blair.white@pillsburylaw.com or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three days after deposit in the U.S. mail, first-class and postage prepaid; (c) if sent by facsimile, upon receipt; and (d) if sent by electronic mail upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not received during the normal business hours of the recipient, such notice or communication shall be deemed to have been received at the opening of business on the next local business day for the recipient. With respect to any notice, a “local business day” is a day on which the recipient of such notice is open for business.

Section 6.03. Costs, Expenses and Attorneys’ Fees. Clearwater shall pay to Potlatch or Lender immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys’ fees, expended or incurred by Potlatch or Lender in connection with the enforcement of its rights or the collection of any amounts which become due to Potlatch or Lender under any of the Transaction Documents.

Section 6.04. Successors, Assignment. This Agreement shall be binding upon and inure to the benefit of the administrators, legal representatives, successors and assigns of the parties; provided however, that Clearwater may not assign or transfer its interests or rights hereunder without Potlatch’s prior written consent.

Section 6.05. Entire Agreement; Amendment. This Agreement and the other Transaction Documents constitute the entire agreement between Clearwater and Potlatch with respect to subject hereto and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This Agreement may be amended or modified only in writing signed by each party hereto.

Section 6.06. No Third-Party Beneficiaries. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third-party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Transaction Documents to which it is not a party.

Section 6.07. Time. Time is of the essence of each and every provision of this Agreement and each other of the Transaction Documents.

Section 6.08. Severability of Provisions. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

Section 6.09. Definitions.

(a) “Acceleration Event” has the meaning given it in Section 2.02(a).

(b) “Business Day” means a day other than a Saturday, Sunday or other day on which banks in Spokane, Washington and New York, New York are authorized or required to be closed for business.

(c) “Cash Equivalents” means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof, (b) dollar denominated time deposits and certificates of deposit of any bank, (c) commercial paper and variable or fixed rate notes issued by any Person, (d) repurchase agreements entered into by any Person with a bank or trust company and (e) investments in money market investment programs registered under the Investment Company Act of 1940, as amended.

(d) “Clearwater” has the meaning given it in the Introduction.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Contribution Agreement” has the meaning given it in the third recital.

(g) “Debentures” has the meaning given it in the first recital.

(h) “Debt Incurrence” means the issuance by Clearwater of (a) any Indebtedness of Clearwater for borrowed money, or (b) any Indebtedness of Clearwater evidenced by bonds, debentures, notes or similar instruments.

(i) “Disposition” means, as to any asset or right of Clearwater, (a) any sale, lease, assignment or other transfer not in the ordinary course of business, (b) any loss, destruction or damage thereof or (c) any condemnation, confiscation, requisition, seizure or taking thereof, in each case excluding Dispositions the Net Cash Proceeds of which do not in the aggregate equal or exceed $50,000,000.

(j) “Effective Time” means 12:01 A.M. Eastern Standard Time on the “Distribution Date” (as defined in the Separation and Distribution Agreement dated [            ], 2008 between Potlatch and Clearwater).

(k) “Equity Issuance” means any issuance by Clearwater to any Person of (a) shares of its Capital Stock, (b) any shares of its capital stock pursuant to the exercise of options or warrants, (c) any shares of its capital stock pursuant to the conversion of any debt securities to equity or (d) any options or warrants relating to its capital stock. The term “Equity Issuance” shall not be deemed to include issuances pursuant to current or future employee plans of Clearwater.

(l) “Escrow Account” has the meaning given it in Section 1.06(a)(ii).

(m) “Escrow Agent” has the meaning given it in Section 1.06(a)(ii).

(n) “Escrow Agreement” has the meaning given it in Section 1.06(a)(ii).

(o) “Indebtedness” of a corporation means any and all obligations for money borrowed which in accordance with generally accepted accounting principles would be included on the liabilities side of a balance sheet of such corporation as of the date as of which such indebtedness was incurred.

(p) “Indenture” has the meaning given it in the first recital.

(q) “Indenture Trustee” has the meaning given it in the first recital.

(r) “Lender” has the meaning given it in Section 2.02(a).

(s) “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement, and, except with respect to any lease, the filing of or agreement to file any financing statement under the Uniform Commercial Code of any jurisdiction).

(t) “Moody’s” means Moody’s Investors Service, Inc.

(u) “Mortgage” has the meaning given it in Section 2.07.

(v) “Net Cash Proceeds” means the aggregate cash or Cash Equivalents proceeds received by Clearwater in respect of any Disposition, Equity Issuance or Debt Incurrence, net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions) related thereto, and (b) taxes paid or payable as a result thereof; it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by Clearwater in any Disposition, Equity Issuance or Debt Incurrence. In addition, the “Net Cash Proceeds” of any Disposition shall include any property or casualty insurance proceeds paid with respect to the loss, damage or destruction of property and other amounts which constitute “Net Proceeds” (or any comparable term) of such transaction under, and as defined in the documents evidencing or governing any Indebtedness.

(w) “Note” has the meaning given it in Section 2.03(a); and a reference to the Note, at any time, shall be the Note outstanding at that time, if any.

(x) “Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any governmental authority.

(y) “PFHI” has the meaning given it in the first recital.

(z) “Potlatch” has the meaning given it in the Introduction.

(aa) “Revolving Loan Agreement” has the meaning given it in Section 1.03.

(bb) “S&P” means Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

(cc) “Subsidiary” means, as to any Person at any time, (a) any Person more than 50% of whose capital stock or equity interests of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such Person (irrespective of whether or not at such time, any class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at such time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity of which such Person directly or indirectly through Subsidiaries owns at such time more than 50% of the Capital Stock of such entity.

(dd) “Transaction Document” means this Agreement, the Note, the Mortgage, or any other document, instrument or agreement delivered in connection with the foregoing, all as amended, restated or otherwise modified from time to time.

Section 6.10. Interpretation. In the case of this Agreement and each other Transaction Document, (a) the meanings of defined terms are equally applicable to the singular and plural forms of the defined terms; (b) Exhibit and Section references are to such Transaction Document unless otherwise specified; (c) the term “including” is not limiting and means “including but not limited to”; (d) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including”; (e) unless otherwise expressly provided in such Transaction Document, (i) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Transaction Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation; (f) this Agreement and the other Transaction Documents may use several different limitations to regulate the same or similar matters, all of which are cumulative and each shall be performed in accordance with its terms; and (g) this Agreement and the other Transaction Documents are the result of negotiations among and have been reviewed by counsel to Clearwater and Potlatch and are the products of all parties; accordingly, they shall not be construed against Potlatch merely because of Potlatch’s involvement in their preparation.

Section 6.11. Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Agreement.

Section 6.12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

CLEARWATER PAPER CORPORATION

By
Gordon L. Jones

POTLATCH CORPORATION

By
Michael J. Covey

Potlatch Forest Holdings, Inc., a Delaware corporation, hereby assigns to Potlatch Land & Lumber, LLC, a Delaware limited liability company (“PLL”), and PLL hereby accepts from PFHI, all its right, title and interest in the obligations described in Section 1.01(a) and other provisions relating thereto under this Agreement.

POTLATCH FOREST HOLDINGS, INC.

By
Michael J. Covey

POTLATCH LAND & LUMBER LLC

By
Eric J. Cremers

EXHIBIT A

SECURED NOTE

$[______]	Spokane, Washington
[June][December] 1, 2009

FOR VALUE RECEIVED, the undersigned, CLEARWATER PAPER CORPORATION, a Delaware corporation (“Clearwater”), promises to pay to the order of [POTLATCH CORPORATION], a Delaware corporation (“Potlatch”), at 601 West First Avenue, Suite 1600, Spokane, WA 99201, Attention: Eric J. Cremers, Vice President Finance and Chief Financial Officer, or such other address as Potlatch may notify Clearwater, the principal sum of [specify amount in words] Dollars ($[specify amount in numbers]), together with interest as hereinafter provided. This note evidences a loan by Potlatch to Clearwater under Section 2.02 of the Retained Obligation Agreement dated November __, 2008 between Potlatch and Clearwater (said Agreement as amended or modified from time to time the “Retained Obligation Agreement”). Capitalized terms not otherwise defined herein have the meanings set forth in the Retained Obligation Agreement. The Retained Obligation Agreement is incorporated herein as though fully set forth and Clearwater acknowledges its reading and execution. The entire unpaid principal balance hereof and all accrued and unpaid interest shall be due and payable on December 1, 2011. On each June 1 and December 1, Clearwater shall pay Potlatch accrued interest, computed on the basis of a 360-day year, for the actual number of days elapsed, on the unpaid balance of this Note, at the per annum rate [specify rate determined pursuant to Section 2.04(c) of the Retained Obligation Agreement] per annum.

To secure the payment of this Note and the obligations in Article II of the Retained Obligation Agreement, Clearwater has granted to Potlatch a continuing security interest in and lien on the collateral described in the Retained Obligation Agreement.

In addition to all remedies provided by law upon default on payment of this Note, or upon an Event of Default, Potlatch may, at its option:

(1) Declare this Note and the Obligations immediately due and payable;

(2) Collect interest on this Note at the default rate set forth in the Retained Obligation Agreement; and

(3) Exercise any and all remedies provided for in the Retained Obligation Agreement.

CLEARWATER WAIVES PRESENTMENT FOR PAYMENT, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, PROTEST AND NOTICE OF PROTEST FOR NON-PAYMENT OF THIS NOTE. THIS NOTE AND THE LOAN EVIDENCED HEREBY SHALL BE GOVERNED BY THE TERMS OF THE APPLICABLE PROVISION SET FORTH IN THE RETAINED OBLIGATION AGREEMENT.

CLEARWATER PAPER CORPORATION a Delaware corporation

Signed by:
Print Name:
Title/Capacity: